Exhibit 99.1

For Immediate Release — November 4, 2026

Global Indemnity Group, LLC Reports Financial Results for the three and nine months ended September 30, 2026

Wilmington, Del., (November 4, 2026) — Global Indemnity Group, LLC (Nasdaq: GBLI) (the "Company") today reported financial results for the three and nine months ended September 30, 2026.

For the three months ended September 30, 2026, net income was $8.9 million, or $0.61 per share, compared to $12.5 million, or $0.86 per share, in 2025. Current accident year underwriting income was $5.6 million, with a loss ratio of 53.0% and a current accident year combined ratio of 94.8%. Belmont Core gross written premiums of $102.6 million were 5.5% lower than 2025. Pretax Adjusted Operating Contribution was $20.1 million and Adjusted Return on Equity was 12.8%.

For the nine months ended September 30, 2026, net income was $24.2 million, or $1.65 per share, compared to $18.9 million, or $1.30 per share, in 2025. Current accident year underwriting income increased to $16.9 million from $5.4 million in 2025, with a loss ratio of 53.8% and a current accident year combined ratio of 94.7%. Belmont Core gross written premiums of $316.4 million were in line with 2025. Pretax Adjusted Operating Contribution was $60.0 million and Adjusted Return on Equity was 12.6%.

Jessica E. Buss, CEO of Global Indemnity, commented, “I joined GBLI as CEO this week. I studied this company closely before accepting the role, and I came in knowing exactly where we stand and what we can become. Our results for the first nine months ran well ahead of last year. The third quarter came in softer, as we held to our underwriting standards while competitors cut property rates, and we owe our shareholders a plain account of that. We also owe them a plan. I am confident that, under my leadership, Katalyx will expand its distribution substantially over the next five years; in my first 48 hours, I set that expansion in motion for 2027. We will put Kaleidoscope to work for our wholesalers, agents and underwriters, and Belmont will materially improve its operating efficiency. Yes, the specialty market is softening, but GBLI meets it with 23 years of top-quartile loss ratios, industry-leading capital reserves, no debt, extremely modest operating leverage and long-standing agency relationships. Many leading E&S wholesalers are now eager to work with Katalyx and its Kaleidoscope technology. Going forward, we will hold ourselves to one measure: sustained growth in premiums, earnings and book value per share at rates far beyond anything GBLI achieved since its founding.”

Highlights of Consolidated Results

Operating Performance
•
Operating income of $26.4 million, or $1.81 per share, for the nine months ended September 30, 2026 compared to $21.8 million, or $1.51 per share, in 2025.
•
Current accident year underwriting income was $5.6 million for the three months ended September 30, 2026 compared to $10.2 million in 2025. A $1.3 million decline in net earned premiums and a $3.0 million effect of the higher loss ratio drove the decrease. The loss ratio rose to 53.0% from 50.1% in 2025, a quarter with unusually few severe property losses. For the nine months ended September 30, 2026, current accident year underwriting income rose to $16.9 million from $5.4 million in 2025 which included $15.8 million of losses from California Wildfires.
•
Net investment income of $43.1 million for the nine months ended September 30, 2026, compared to $47.4 million in 2025, resulting from lower limited partnership returns and lower average yields on the fixed income portfolio due to lower U.S. Treasury rates. In September 2026, the Company began lengthening duration by redeploying U.S. Treasuries into higher-yielding securities, lifting the fixed income portfolio book yield to 4.8% and duration of 1.5 years at September 30, 2026, from 4.3% and 1.0 years at December 31, 2025. Average credit quality remains AA-.

Belmont Core Gross Written Premiums
•
Belmont Core gross written premiums of $102.6 million for the third quarter were down 5.5% compared to $108.5 million in 2025. For the nine months ended September 30, 2026, Belmont Core gross written premiums of $316.4 million were flat compared to $316.7 million in 2025. Excluding terminated business, Belmont Core gross written premiums grew 1.5% for the nine months ended September 30, 2026.
o
Wholesale Commercial: $62.1 million for the third quarter, down 8.6% compared to 2025 and $193.7 million for the nine months ended September 30, 2026, down 4% compared to the same period last year. The Company maintained its pricing and return standards amid competitive market conditions, especially in the property market. Overall rates decreased 3% for the 3rd quarter and 1% for the nine months ended September 30, 2026.
o
Assumed E&S Reinsurance: $15.5 million for the third quarter, flat compared to 2025 and $48.2 million for the nine months ended September 30, 2026, up 25% compared to the same period last year driven by new treaties incepting during 2025 and 2026.
o
Vacant Express: $11.5 million for the third quarter, up 1% compared to 2025 and $36.0 million for the nine months ended September 30, 2026, up 4% compared to the same period last year driven by overall rate increase, market opportunities in targeted classes and new agency appointments.
o
Collectibles: $5.8 million for the third quarter, up 14% compared to 2025 and $15.2 million for the nine months ended September 30, 2026, up 13% compared to the same period last year driven by market opportunities in targeted classes and organic growth.
o
Specialty Products: $7.7 million for the third quarter, down 9.5% compared to 2025 and $23.3 million for the nine months ended September 30, 2026, down 17.6% compared to the same period last year, reflecting the run-off of terminated products and competitive market conditions. Excluding terminated business, premiums increased 4.5% in the third quarter and 0.5% for the nine months.

Capital Position and Book Value
•
Common shareholders' equity of $700.9 million at September 30, 2026 compared to $702.6 million at December 31, 2025, reflecting unrealized losses in the fixed income portfolio of $12.7 million, net of tax.
•
Book value per share of $47.87 declined 2.2% from $48.96 at December 31, 2025, after $1.05 per share of common dividends and a $0.89 per share unrealized decline in the fixed income portfolio. Book value per share plus cumulative dividends and excluding AOCI rose 1.4% to $58.86.
•
Dividends of $15.4 million were paid during the nine months ended September 30, 2026. Since its 2003 initial public offering, the Company has returned $664.9 million to shareholders, including $522.2 million in share repurchases and $142.7 million in dividends and distributions.
•
AM Best affirmed Global Indemnity Group's "A" (Excellent) rating for its U.S. insurance subsidiaries in August 2026.

Selected Consolidated Operating Information
$ in Millions, except per share data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Gross written premiums	$102.8	$108.4	$316.3	$313.8
Gross written premiums - Belmont Core	$102.6	$108.5	$316.4	$316.7
Investment income	$14.5	$17.9	$43.1	$47.4
Annualized investment return	0.3%	4.0%	2.3%	4.8%
Underwriting income	$5.5	$10.0	$16.4	$5.3
Underwriting income, current accident year	$5.6	$10.2	$16.9	$5.4
Underwriting income, current accident year, excluding California Wildfires	$5.6	$10.2	$16.9	$21.2
Corporate expenses	$7.3	$7.8	$23.2	$24.9
Operating income	$9.5	$15.7	$26.4	$21.8
Operating income excluding California Wildfires	$9.5	$15.7	$26.4	$34.1
Pretax adjusted operating contribution (1)	$20.1	$28.1	$60.0	$68.6
Net income available to common shareholders	$8.8	$12.4	$23.9	$18.5
Net income available to common shareholders excluding California Wildfires	$8.8	$12.4	$23.9	$30.9
Adjusted return on equity, annualized, excluding California Wildfires (2)	12.8%	18.1%	12.6%	14.5%

Per Share Data:
Net income available to common shareholders per share	$0.61	$0.86	$1.65	$1.30
Net income available to common shareholders per share excluding California Wildfires	$0.61	$0.86	$1.65	$2.17
Operating income per share	$0.65	$1.08	$1.81	$1.51
Operating income per share excluding California Wildfires	$0.65	$1.08	$1.81	$2.38

Combined ratio:
Loss ratio	53.0%	50.1%	53.8%	58.8%
Expense ratio	41.9%	40.5%	41.1%	39.9%
Combined ratio	94.9%	90.6%	94.9%	98.7%
Combined ratio, current accident year	94.8%	90.4%	94.7%	98.7%
Combined ratio, current accident year excluding California Wildfires	94.8%	90.4%	94.7%	93.2%

(1)
Equals investment income plus underwriting income for current accident year excluding net losses and loss adjustment expenses incurred from California Wildfires.
(2)
Excludes corporate expenses, investment income on excess capital, and prior year underwriting loss.

Segment Income for the Three Months Ended September 30,
$ in Millions

	Agency and Insurance Services		Belmont Core		Belmont Non-Core		Eliminations		Consolidated
	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025

Revenues:
Net earned premiums	$—	$—	$98.2	$99.4	$0.2	$0.3	$—	$—	$98.4	$99.7
Commissions and fee income	13.3	15.0	—	—	—	0.1	(12.5)	(14.5)	0.8	0.6
Total revenues	$13.3	$15.0	$98.2	$99.4	$0.2	$0.4	$(12.5)	$(14.5)	$99.2	$100.3

Losses and expenses
Net losses and loss adjustment expenses	$—	$—	$53.6	$52.7	$(1.2)	$(2.4)	$(0.2)	$(0.4)	$52.2	$49.9
Acquisition costs and other operating expenses	13.3	13.8	40.7	40.2	0.1	0.5	(12.3)	(14.1)	41.8	40.4
Total losses and expenses	$13.3	$13.8	$94.3	$92.9	$(1.1)	$(1.9)	$(12.5)	$(14.5)	$94.0	$90.3

Segment income	$—	$1.2	$3.9	$6.5	$1.3	$2.3	$—	$—	$5.2	$10.0

Segment Income (Loss) for the Nine Months Ended September 30,
$ in Millions

	Agency and Insurance Services		Belmont Core		Belmont Non-Core		Eliminations		Consolidated
	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025

Revenues:
Net earned premiums	$—	$—	$295.4	$289.1	$—	$(1.0)	$—	$—	$295.4	$288.1
Commissions and fee income	40.8	44.8	—	—	—	0.1	(38.3)	(43.3)	2.5	1.6
Total revenues	$40.8	$44.8	$295.4	$289.1	$—	$(0.9)	$(38.3)	$(43.3)	$297.9	$289.7

Losses and expenses
Net losses and loss adjustment expenses	$—	$—	$161.4	$175.2	$(1.3)	$(4.6)	$(1.1)	$(1.0)	$159.0	$169.6
Acquisition costs and other operating expenses	39.8	39.5	121.5	116.2	0.3	1.4	(37.2)	(42.3)	124.4	114.8
Total losses and expenses	$39.8	$39.5	$282.9	$291.4	$(1.0)	$(3.2)	$(38.3)	$(43.3)	$283.4	$284.4

Segment income (loss)	$1.0	$5.3	$12.5	$(2.3)	$1.0	$2.3	$—	$—	$14.5	$5.3

Segment income excluding California Wildfires	$1.0	$5.3	$12.5	$13.4	$1.0	$2.3	$—	$—	$14.5	$21.1

Segment Written Premiums for the Three Months Ended September 30,
$ in Millions

	Belmont Core		Belmont Non-Core		Total
	2026	2025	2026	2025	2026	2025
Gross written premiums	$102.6	$108.5	$0.2	$(0.2)	$102.8	$108.4
Net written premiums	$99.8	$105.7	$0.2	$(0.2)	$100.0	$105.5

Segment Written Premiums for the Nine Months Ended September 30,
$ in Millions

	Belmont Core		Belmont Non-Core		Total
	2026	2025	2026	2025	2026	2025
Gross written premiums	$316.4	$316.7	$(0.1)	$(2.9)	$316.3	$313.8
Net written premiums	$306.6	$308.2	$(0.1)	$(2.9)	$306.5	$305.3

Belmont Core Gross Written Premiums
$ In Millions

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Wholesale Commercial	$62.1	$67.9	(8.6%)	$193.7	$201.9	(4.1%)
Vacant Express	11.5	11.3	1.0%	36.0	34.6	3.8%
Collectibles	5.8	5.1	13.8%	15.2	13.4	13.4%
Specialty Products	7.7	8.6	(9.5%)	23.3	28.2	(17.6%)
Assumed E&S Reinsurance	15.5	15.6	(0.8%)	48.2	38.6	25.0%
Gross written premiums	102.6	108.5	(5.5%)	316.4	316.7	(0.1%)
Terminated business	—	(1.2)	-	—	(5.2)	-
Total gross written premiums, excluding terminated business	$102.6	$107.3	(4.4%)	$316.4	$311.5	1.5%

Selected Consolidated Balance Sheet Data
$ and Shares in Millions, except per share data

	September 30, 2026	December 31, 2025
Cash and invested assets, net	$1,363.9	$1,420.2
Total assets	$1,686.8	$1,720.8
Shareholders’ equity	$704.9	$706.6

Book value per share	$47.87	$48.96
Book value per share plus cumulative
dividends and excluding AOCI	$58.86	$58.04
Shares Outstanding	14.6	14.4

Change in Consolidated Common Shareholders’ Equity and Book Value per Share
$ and Shares in Millions, except per share data

	Common Shareholders' Equity	Common Shares	Book Value Per Share
Balance at January 1, 2026	$702.6	14.4	$48.96
Net income	24.2	—	1.65
Fair value of fixed maturities	(12.7)	—	(0.89)
Stock compensation / share issuance	2.2	0.2	(0.77)
Common dividends	(15.1)	—	(1.05)
Preferred dividends	(0.3)	—	(0.03)
Balance at September 30, 2026	$700.9	14.6	$47.87

Market Value of Consolidated Investments
$ in Millions

	September 30, 2026	December 31, 2025
Fixed maturities	$1,180.6	$1,325.5
Cash and cash equivalents	173.1	65.5
Total fixed maturities and cash and cash equivalents	1,353.7	1,391.0
Equities and other invested assets	29.9	50.8
Total cash and invested assets, gross	1,383.6	1,441.8
Payable for securities	(19.7)	(21.6)
Total cash and invested assets, net	$1,363.9	$1,420.2

Total Pre-Tax Consolidated Investment Return
$ in Millions

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Fixed maturities	$14.6	$15.2	$41.7	$45.1
Equities	0.5	0.7	1.7	1.0
Limited partnerships	(0.6)	2.0	(0.3)	1.3
Net investment income	$14.5	$17.9	$43.1	$47.4

Net realized investment losses	(0.8)	(4.0)	(2.8)	(3.7)
Net unrealized investment gains (losses)	(12.6)	0.6	(16.1)	7.8
Net realized and unrealized investment return	(13.4)	(3.4)	(18.9)	4.1

Total investment return	$1.1	$14.5	$24.2	$51.5

Average total cash and invested assets	$1,367.8	$1,434.1	$1,392.1	$1,437.9

Total annualized investment return %	0.3%	4.0%	2.3%	4.8%

Global Indemnity Group, LLC
Consolidated Statements of Operations
$ and Shares in Thousands, except per share data
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Gross written premiums	$102,774	$108,369	$316,320	$313,845
Net written premiums	$100,002	$105,543	$306,541	$305,321

Net earned premiums	$98,388	$99,670	$295,432	$288,132
Net investment income	14,492	17,911	43,071	47,400
Net realized investment losses	(775)	(3,994)	(2,820)	(3,731)
Other income	832	611	2,533	1,568
Total revenues	112,937	114,198	338,216	333,369

Net losses and loss adjustment expenses	52,164	49,875	159,072	169,561
Acquisition costs and other operating expenses(1)	41,844	40,415	124,395	114,837
Corporate expenses	7,316	7,844	23,196	24,872
Income before income taxes	11,613	16,064	31,553	24,099
Income tax expense	2,740	3,541	7,352	5,221
Net income	8,873	12,523	24,201	18,878
Less: preferred stock distributions	110	110	330	330
Net income available to common shareholders	$8,763	$12,413	$23,871	$18,548

Per share data:
Net income available to common shareholders
Basic	$0.61	$0.87	$1.66	$1.31
Diluted	$0.61	$0.86	$1.65	$1.30
Weighted-average number of shares outstanding
Basic	14,411	14,297	14,381	14,148
Diluted	14,459	14,358	14,430	14,223

Cash distributions declared per common share	$0.35	$0.35	$1.05	$1.05

Combined ratio analysis:
Loss ratio	53.0%	50.1%	53.8%	58.8%
Expense ratio	41.9%	40.5%	41.1%	39.9%
Combined ratio	94.9%	90.6%	94.9%	98.7%

(1)
Includes agency operating expenses on third-party carrier business of $0.6 million and $2.9 million for the three and nine months ended September 30, 2026, respectively, which are excluded from the expense ratio.

Global Indemnity Group, LLC
Consolidated Balance Sheets
$ in Thousands

	(Unaudited) September 30, 2026	December 31, 2025
ASSETS
Fixed maturities:
Available for sale, at fair value (amortized cost: $1,201,566 and $1,330,310; net of allowance for expected credit losses of $0 at September 30, 2026 and December 31, 2025)	$1,180,585	$1,325,502
Equity securities, at fair value	21,611	33,673
Other invested assets	8,352	17,097
Total investments	1,210,548	1,376,272

Cash and cash equivalents	173,109	65,542
Premium receivables, net of allowance for expected credit losses of
$3,843 at September 30, 2026 and $3,640 at December 31, 2025	81,040	66,969
Reinsurance receivables, net of allowance for expected credit losses of
$1,488 at September 30, 2026 and December 31, 2025	60,900	62,595
Funds held by ceding insurers	21,435	22,114
Deferred income taxes	24,403	20,076
Deferred acquisition costs	45,071	41,183
Intangible assets	16,497	16,845
Goodwill	4,820	4,820
Prepaid reinsurance premiums	3,621	3,607
Income tax receivable	2,364	2,617
Lease right of use assets	7,087	8,166
Other assets	35,888	29,956
Total assets	$1,686,783	$1,720,762

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$706,337	$750,191
Unearned premiums	193,852	182,728
Reinsurance balances payable	10,437	1,860
Payable for securities	19,721	21,594
Contingent commissions	6,293	7,159
Lease liabilities	6,831	8,331
Other liabilities	38,429	42,309
Total liabilities	$981,900	$1,014,172

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value;
100,000,000 shares authorized, shares issued and outstanding:
4,000 and 4,000 shares, respectively, liquidation preference:
$1,000 per share and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares

authorized; class A common shares issued: 12,134,770 and 11,844,995, respectively (inclusive of class A common shares designated as class A-2 common shares of 780,000 and 550,000, respectively); class A common shares outstanding: 10,847,002 and 10,557,227, respectively (inclusive of class A common shares designated as class A-2 common shares of 780,000 and
550,000, respectively); class B common shares issued and outstanding: 3,793,612 and 3,793,612, respectively	—	—
Additional paid-in capital (1)	467,954	465,720
Accumulated other comprehensive income (loss), net of tax	(16,713)	(4,000)
Retained earnings (1)	282,334	273,562
Class A common shares in treasury, at cost: 1,287,768 and 1,287,768 shares, respectively	(32,692)	(32,692)
Total shareholders’ equity	704,883	706,590

Total liabilities and shareholders’ equity	$1,686,783	$1,720,762

(1)
Since the Company’s initial public offering in 2003, the Company has returned $664.9 million to shareholders, including $522.2 million in share repurchases and $142.7 million in dividends/distributions.

Reconciliation of Non-GAAP Measures
Summary of Consolidated Operating Income(1)
$ and Shares in Millions, except per share data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Operating income, net of tax (2)	$9.5	$15.7	$26.4	$21.8
Net realized investment losses, net of tax	(0.6)	(3.2)	(2.2)	(2.9)
Net income	$8.9	$12.5	$24.2	$18.9

Weighted average shares outstanding – diluted	14.5	14.4	14.4	14.2

Operating income per share – diluted (3)	$0.65	$1.08	$1.81	$1.51

(1)
Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment losses and other unique charges not related to operations. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.
(2)
Operating income, net of tax, excludes preferred shareholder distributions of $0.1 million for each of the three months ended September 30, 2026 and 2025 and $0.3 million for each of the nine months ended September 30, 2026 and 2025.
(3)
The operating income per share calculation is net of preferred shareholder distributions of $0.1 million for each of the three months ended September 30, 2026 and 2025 and $0.3 million for each of the nine months ended September 30, 2026 and 2025.

Reconciliation of Non-GAAP Measures
Pretax Adjusted Operating Contribution
$ in Millions

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Investment income	$14.5	$17.9	$43.1	$47.4
Underwriting income, current accident year	5.6	10.2	16.9	5.4
Adjustments
California Wildfires net losses and loss adjustment expenses	—	—	—	15.8
Pretax adjusted operating contribution (1)	$20.1	$28.1	$60.0	$68.6

(1)
Pretax adjusted operating contribution, a non-GAAP financial measure, is equal to investment income plus underwriting income for current accident year excluding net losses and loss adjustment expenses incurred from California Wildfires. Pretax adjusted operating contribution is not a substitute for income before income taxes determined in accordance with GAAP, and investors should not place undue reliance on this measure.

Reconciliation of Non-GAAP Measures
Adjusted Return on Equity (ROE)
$ in Millions

	For the Three Months Ended September 30,
	2026			2025

	Income (loss) after tax (1)	Average Return on Equity (3)	Average Equity (2)	Income (loss) after tax (1)	Average Return on Equity (3)	Average Equity (2)
Operating income	$9.5	5.4%	$707.9	$15.7	9.0%	$699.7
Adjustments, net of tax
Investment income on excess capital	(2.4)	1.6%	-	(2.6)	3.1%	-
Corporate expenses	5.8	5.7%	-	6.3	5.9%	-
Prior accident year underwriting loss	0.1	0.1%	-	0.1	0.1%	-
Total adjustments, net of tax	3.5	7.4%	-	3.8	9.1%	-
Adjusted income	$13.0	12.8%	$407.0	$19.5	18.1%	$430.5

	For the Nine Months Ended September 30,
	2026			2025

	Income (loss) after tax (1)	Average Return on Equity (3)	Average Equity (2)	Income (loss) after tax (1)	Average Return on Equity (3)	Average Equity (2)
Operating income	$26.4	5.0%	$705.7	$21.8	4.2%	$696.6
Adjustments, net of tax
Investment income on excess capital	(6.9)	1.3%	-	(6.7)	0.4%	-
Corporate expenses	19.2	6.2%	-	19.7	6.1%	-
California Wildfires losses	-	-%	-	12.3	3.8%	-
Prior accident year underwriting loss	0.4	0.1%	-	0.1	-%	-
Total adjustments, net of tax	12.7	7.6%	-	25.4	10.3%	-
Adjusted income	$39.1	12.6%	$413.3	$47.2	14.5%	$432.6

(1)
Adjusted income, a non-GAAP financial measure, is equal to operating income excluding after-tax investment income on excess capital plus the after-tax impact of corporate expenses, California Wildfires losses and prior accident year underwriting loss. Adjusted income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.
(2)
Average equity is the average of the beginning and ending equity for the calendar year, adjusted for average excess capital for the calendar year.
(3)
Adjusted return on equity is equal to adjusted income divided by average equity, annualized.

Reconciliation of Non-GAAP Financial Measures and Ratios for the Nine Months Ended September 30,
$ in Thousands

The following reconciles the non-GAAP financial measures or ratios, which excludes the impact of prior accident year adjustments and the California Wildfires, to its most directly comparable GAAP measure or ratio. The Company believes the non-GAAP financial measures or ratios are useful to investors when evaluating the Company's underwriting performance as trends in the Company's segments may be obscured by prior accident year adjustments and the California Wildfires. These non-GAAP financial measures or ratios should not be considered as a substitute for its most directly comparable GAAP measure or ratio and do not reflect the overall underwriting profitability of the Company.

	2026	2025

Consolidated current accident year underwriting income
Underwriting income (1)	$16,358	$5,302
Effect of prior accident year	532	130
Current accident year underwriting income (2)	16,890	5,432
California Wildfires net losses and loss adjustment expenses	—	15,757
Current accident year underwriting income excluding California Wildfires (2)	$16,890	$21,189

Belmont Core segment income
Belmont Core segment income (loss) (1)	$12,518	$(2,345)
California Wildfires net losses and loss adjustment expenses	—	15,757
Belmont Core segment income excluding California Wildfires (2)	$12,518	$13,412

Consolidated segment income
Consolidated segment income (1)	$14,498	$5,302
California Wildfires net losses and loss adjustment expenses	—	15,757
Consolidated segment income excluding California Wildfires (2)	$14,498	$21,059

Net income available to common shareholders
Net income available to common shareholders (1)	$23,871	$18,548
California Wildfires net losses and loss adjustment expenses (net of tax) (3)	—	12,338
Net income available to common shareholders excluding California Wildfires (2)	$23,871	$30,886

Operating income
Operating income (4)	$26,432	$21,810
California Wildfires net losses and loss adjustment expenses (net of tax) (3)	—	12,338
Operating income excluding California Wildfires (2)	$26,432	$34,148

Current accident year combined ratio
Combined ratio (1)	94.9%	98.7%
Effect of prior accident year	(0.2%)	—
Current accident year combined ratio (2)	94.7%	98.7%
Impact of California Wildfires	—	(5.5%)
Current accident year combined ratio excluding California Wildfires (2)	94.7%	93.2%

(1) Most directly comparable GAAP measure / ratio

(2) Non-GAAP financial measure / ratio

(3) Represents net losses and loss adjustment expenses of $15.8 million less tax benefit of $3.5 million.

(4) See previous table for reconciliation of operating income to net income which is the most directly comparable GAAP measure.

About Global Indemnity Group, LLC

Global Indemnity Group, LLC (Nasdaq: GBLI) is a publicly traded holding company with a diversified portfolio of property and casualty insurance-related operating companies, organized in three groups:

Katalyx Holdings LLC

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Four agencies that source, underwrite and service primary and assumed reinsurance business: Penn-America Insurance Services, LLC; Valyn Re LLC; J.H. Ferguson & Associates, LLC (including Vacant Express); and Collectibles Insurance Services, LLC.
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Two specialized insurance service businesses: Sayata, an AI-enabled digital marketplace and agency for small commercial insurance; and Liberty Insurance Adjustment Agency, Inc., which evaluates and adjusts claims and provides related services.

Belmont Holdings GX, Inc.

Five statutory insurance carriers, each rated “A” (Excellent) by AM Best: Penn-America Insurance Company, United National Insurance Company, Penn-Patriot Insurance Company, Diamond State Insurance Company and Penn-Star Insurance Company.

Kaleidoscope Insurance Technologies, Inc.

Kaleidoscope builds GBLI’s proprietary AI-enabled underwriting, policy and data platform, which serves Katalyx’s agencies, GBLI’s agency partners, the Belmont carriers and the Company’s broader digital initiatives.

For more information, visit www.gbli.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “may,” “would,” “should,” “could,” “target,” “outlook,” “guidance,” “project,” “estimate,” “forecast,” “opportunity,” “confident,” “preliminary,” “initial,” “continue,” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding GBLI’s future operating results and financial position, GBLI’s business strategy and plans, including with respect to GBLI’s growth, technology and distribution initiatives, and expectations for GBLI’s industry. Actual results may differ materially from those expressed or implied in such statements. These statements are based on management’s current expectations and information available as of the date of this release.

Factors that could cause actual results to materially differ from any future results, performance or achievements expressed or implied by these forward-looking statements include, among others, risks related to our CEO transition, the timing and execution of GBLI’s strategy, including its growth, technology and distribution initiatives, adverse economic factors, including recessions, inflation, changes in interest rates, periods of high unemployment or lower economic activity, the occurrence of natural or man-made disasters, declines in ratings for any of GBLI’s insurance subsidiaries, the performance of GBLI’s invested assets, cyclical changes in the insurance industry, and the other risks and uncertainties described in GBLI’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. GBLI undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Investor / Media Contact: Scott Eckstein, KCSA Strategic Communications | (212) 896-1210 | GBLI@kcsa.com